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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-11465 of Steinway Musical Instruments, Inc. on Form S-8 of our report dated February 23, 1999, appearing in the Annual Report on Form 10-K of Steinway Musical Instruments, Inc. for the year ended December 31, 1998.




/s/  DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 30, 1999